                                                                      Exhibit 12


                        CB Richard Ellis Services, Inc.
                   200 North Sepulveda Boulevard, Suite 300
                           El Segundo, CA 90245-4380

                               February 23, 2001


---------------------------------------------------------------------------------------------------------------
  BLUM Capital Partners, L.P.909    FE Equity Partners III, L.P.               Raymond E. Wirta
  Montgomery Street                 FS Equity Partners International, L.P.     CB Richard Ellis Services, Inc.
  Suite 400                         11100 Santa Monica Blvd.,                  200 North Sepulveda Blvd.
  San Francisco, C 94133            Suite 1900                                 Suite 300
  Attn:  Murray A. Indick,          Los Angeles, CA 90025                      El Segundo, CA 90245-4380
         General Counsel            Attn: Frederick Simmons
---------------------------------------------------------------------------------------------------------------
  W. Brett White                    Frederic V. Malek                          The Koll Holding Company
  CB Richard Ellis Services, Inc.   Thayer Capital Partners                    43343 Von Karman Avenue
  200 North Sepulveda Blvd.         1455 Pennsylvania Avenue, N.W.,            Newport Beach, CA  92660
  Suite 300                         Suite 350
  El Segundo, CA  90245-4380        Washington, D.C.  20004
---------------------------------------------------------------------------------------------------------------

                    AMENDMENT TO CONFIDENTIALITY AGREEMENT

Dear Sirs:

          We are parties to a Confidentiality Agreement dated December 15, 2000 (the "Confidentiality Agreement") entered into in connection with your interest in a Transaction (as defined in the Confidentiality Agreement). Concurrent with the execution of this letter, CB Richard Ellis Services, Inc. is entering into an Agreement and Plan of Merger (the "Merger Agreement") with certain affiliates of members of the Bidding Group (as defined in the Confidentiality Agreement). We and you agree that the Confidentiality Agreement is hereby amended to provide that: (A) if the Merger Agreement is terminated by Acquiror pursuant to Section 10.1(e) of the Merger Agreement or by the Company pursuant to Section 10.1(c)(ii) of the Merger Agreement in connection with the Company entering into a binding agreement (an "Alternative Agreement") concerning another Acquisition Proposal (as defined in the Merger Agreement), the Standstill Period (as defined in the Confidentiality Agreement) shall include the period of time that begins on the date of such termination and ends on the earlier of (i) the nine month anniversary of the date of such termination and (ii) the date of the termination or abandonment of the Alternative Agreement and (B) anything in the Confidentiality Agreement to the contrary notwithstanding, Holding and Acquiror or their agents shall have the right to solicit from the Company Stockholders (as defined in the Merger Agreement) in favor of adoption of the Merger Agreement and the transactions contemplated thereby.

February 23, 2001
Page 2


                                        Very truly yours,


                                        CB Richard Ellis Services, Inc.

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________


Accepted and Agreed as of the date first written above:

BLUM Capital Partners, L.P.

By:  Richard C. Blum and Associates, Inc.,
     its general partner

By:____________________________________
Name:__________________________________
Title:_________________________________


FS Equity Partners III, L.P.

By:  FS Capital Partners, L.P.,
     its general partner

     By: FS Holdings, Inc.,
         its general partner

By:____________________________________
Name:__________________________________
Title:_________________________________


FS Equity Partners International, L.P.

By:  FS&Co. International, L.P.,
     its general partner

     By: FS International Holdings Limited,
         its general partner

By:____________________________________
Name:__________________________________
Title:_________________________________

February 23, 2001
Page 3



__________________________________________
Raymond E. Wirta



__________________________________________
W. Brett White



__________________________________________
Frederic V. Malek



The Koll Holding Company

By:_______________________________________
Name:_____________________________________
Title:____________________________________